EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-83014, No. 333-95615, No. 333-17725, No.
333-05125, No. 33-69782, No. 33-44481, No. 33-33535, No.333-52844, 333-69955,
333-07347, and No. 333-55816) of MICROS Systems, Inc. of our report dated August 16, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 16, 2002, relating to the financial statement schedules, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

McLean, Virginia
September 30, 2002



                                       56